Exhibit 32.2

Certification pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Gregory Krzemien, the Principal Financial Officer of Mace Security International, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-K of Mace Security International, Inc. for the year ended December 31, 2010 (the “December 31, 2010 Form 10-K”), which this certification accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o(d)) and information contained in the December 31, 2010 Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Mace Security International, Inc.

Dated: March 30, 2011

/s/ Gregory M. Krzemien
Gregory M. Krzemien
Principal Financial Officer and Treasurer